Newkirk Realty Trust, Inc.

AT THE COMPANY

Carolyn Tiffany
Chief Operating Officer
(617) 570-4680

NEWKIRK REALTY TRUST, INC.
ANNOUNCES RESULTS SINCE ITS INITIAL PUBLIC OFFERING THROUGH DECEMBER 31, 2005

FOR IMMEDIATE RELEASE – Boston, Massachusetts-February 27, 2006 Newkirk Realty Trust, Inc. (NYSE:NKT) which effective November 7, 2005, became the general partner of and acquired a 30.1% interest in The Newkirk Master Limited Partnership (the “Operating Partnership”), reported today its results since its November initial public offering through December 31, 2005.

Financial Highlights

o	Declared a $0.27 per share dividend for the partial quarter ended December 31, 2005, which represents 60% of cash available for distribution.

o	Reported AFFO for the period beginning November 7, 2005 through December 31, 2005 of $6.4 million, or $0.33 per share.

o	Reported earnings for the period beginning November 7, 2005 through December 31, 2005 of $1.3 million or $0.07 per share.

2005 Milestones and Recent Events

Public Offering

On November 7, 2005, NKT completed its initial public offering of common stock (the “IPO”). In connection with this transaction, on November 7, 2005:

o	NKT acquired 18,125,000 units of the Operating Partnership for an aggregate purchase price of $273.5 million and acquired 1,250,000 units of the Operating Partnership in exchange for the contribution of certain exclusivity rights with respect to net-lease business opportunities offered to or generated by senior management. As a result, NKT owns a total of 19,375,000 of the 64,375,000 outstanding Operating Partnership units or 30.1%.

o	The Operating Partnership acquired all of the partnership interests in T-Two Partners, L.P, the primary result of which was an extinguishment of its contractual obligations of $271 million at a discounted price of $238 million.

Corporate Level Financing

o	$150 million of the IPO proceeds were used by the Operating Partnership to repay a portion of its $750 million debt facility with KeyBank and Bank of America. At December 31, 2005, the balance on this facility was $593 million.

Property Acquisitions and Other Investments

o	On January 18, 2006, the Operating Partnership acquired an 115,500 square foot office building in Bridgewater, New Jersey for a purchase price of $21.15 million. The property is net leased to Biovail Pharmaceuticals, Inc., a Standard & Poor’s BB+ rated company primarily engaged in the manufacture and sale of generic pharmaceutical products. The lease agreement has a current term scheduled to expire on October 31, 2014. Net adjusted rent during the current term is $1.4 million per year through October 31, 2009 and $1.7 million thereafter. The Company has financed this acquisition with a 10 year, $14.8 million first mortgage loan bearing interest at 5.732%. The loan is interest only for five years and thereafter amortized over a 30 year amortization schedule.

o	On January 26, 2006, the Operating Partnership acquired a 99,500 square foot 100% leased office building in Lisle, Illinois for a purchase price of $15.25 million. Adjusted net rent for the property, commencing January 1, 2007, is projected to be approximately $1.225 million per year. The property is 86% leased to National Louis University with the balance of the space being leased to two tenants. The National Louis University lease has a primary term expiring December 31, 2018, with annual base rent during the primary term commencing at $943,000 through December 31, 2006 (with a 50% rent concession through August 31, 2006), increasing by $43,000 on each January 1 thereafter. The Company is currently in the process of securing a first mortgage loan to partially finance this acquisition.

o	At December 31, 2005, the Operating Partnership owned securities in other publicly traded net lease REITs for an aggregate cost of approximately $5.1 million.

o	In addition to the foregoing acquisitions, the Operating Partnership has entered into contracts to purchase and/or letters of intent to acquire six properties comprising three office buildings and three distribution centers aggregating approximately 1,529,000 square feet of leasable space, having projected acquisition costs of $122 million. All of the aforesaid transactions are subject to customary due diligence.

Debt Placements and Acquisitions

o	On December 29, 2005, a joint venture in which the Operating Partnership holds a 50% interest made a $6.5 million first mortgage loan to the Chicago Athletic Association. The loan is secured by a property solely occupied by the Chicago Athletic Association and located at 12 S. Michigan, Chicago, Illinois, bears interest at 8.5% per annum, and matures on December 15, 2010.

o	On February 13, 2006, the Operating Partnership purchased a 10 year, BBB rated bond secured by net leased properties owned by Kindercare Real Estate LLC with a face value of $11.7 million and a projected unleveraged yield to maturity of 7%. The Company intends to finance this purchase through a securitized financing or other nonrecourse facility.

Leasing

o	As of February 1, 2006, the Operating Partnership’s properties were 96.5% leased.

o	Since November 7, 2005, six tenants representing leases at ten properties containing 1,390,674 square feet exercised their renewal option, of which 780,000 square feet was renewed for a ten-year term, and 610,674 square feet was renewed for five years.

o	During that same period, two tenants representing leases at three properties containing 135,548 square feet notified us that they would not exercise their renewal options. We are currently marketing these properties for lease or sale.

o	Since the IPO, three properties comprising 143,173 square feet have been fully leased to new tenants and one office property has been partially leased to a 7,800 square foot tenant.

Property Sales

o	During the period beginning on November 7, 2005 and ending on December 31, 2005, the Operating Partnership sold its 430,000 square foot facility in New Kingston, Pennsylvania, to Hershey Foods Corporation, its tenant, pursuant to the purchase option contained in its lease for $11.4 million. The Operating Partnership received an additional $3.8 million of accrued and deferred rent.

Other Matters

o	On January 15, 2006, the Company entered into a strategic alliance with U.S. Realty Advisors, LLC, a leading net-lease property advisor, pursuant to which we will acquire single tenant assets.

o	In January 2006, the Company engaged the services of two dedicated, nationally recognized acquisition professionals, K. David Beardsley and Brian Johnson.

CEO Commentary

Michael L. Ashner, the Company’s chief executive officer commented, “We are focused on both our acquisition program as well as our existing properties, particularly with respect to lease renewals, extensions, new leases and, if warranted, property sales. We are satisfied with our execution to date of this strategy and our pipeline of acquisitions.”

Additional Information and Supplemental Data:

Newkirk Realty Trust, Inc. was formed in 2005 as a real estate investment trust and on November 7, 2005 became the general partner of, and acquired a 30.1% interest in, The Newkirk Master Limited Partnership. At December 31, 2005, Newkirk Master Limited Partnerships primary assets were its interests in 203 real properties. Almost all of the properties are leased to one or more tenants pursuant to net leases. Newkirk Realty Trust is listed on the New York Stock Exchange (ticker symbol “NKT”) and has executive offices in Jericho, New York and Boston, Massachusetts.

NEWKIRK REALTY TRUST, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

November 7, 2005 - December 31, 2005

Revenue:
Rental income	$33,902
Interest income	1,366
Management fees	38
Gain from disposal of real estate securities held for sale	2

Total revenue	35,308

Expenses:
Interest (including $118 to a related party)	7,474
Depreciation	6,680
Compensation expense	10,500
General and administrative (including $720 to a related party)	1,274
Operating	250
Amortization	1,765
Ground rent	527
State income taxes	182
Other expense	2,855

Total expenses	31,507

Income from continuing operations before equity in income
from investments in limited partnerships and minority interest	3,801
Equity in income from investments in limited partnerships	496
Minority interest	(3,349)

Income from continuing operations	948

Discontinued operations:
Loss from discontinued operations	(121)
Gain from disposal of real estate	522

Income from discontinued operations	401

Net income applicable to Common Shares	$1,349

Other comprehensive income:
Net income	$1,349
Unrealized gain on available for sale securities	49
Unrealized loss on interest rate derivative	(191)

Comprehensive income	$1,207

Per share data:
Income from continuing operations	$0.05
Income from discontinued operations	0.02

Net income applicable to Common Shares	$0.07

Weighted average Common Shares of Beneficial Interest	19,375

Newkirk Realty Trust, Inc.
Consolidated Statement of Adjusted Funds from Continuing Operations
(in thousands, except per share amounts) (unaudited)

November 7, 2005 - December 31, 2005

Income from continuing operations per Consolidated Statement of Operations:	$948
Real estate depreciation	2,090
Real estate depreciation of unconsolidated interests	55
Amortization of lease intangibles	197

Funds from continuing operations	3,290
Add: Compensation expense earned for exclusivity agreement	3,159

Adjusted funds from continuing operations	$6,449

Adjusted funds from continuing operations per share	$0.33

Dividends declared per common share of beneficial interest	$0.27

Information About Funds From Operations

We compute funds from continuing operations (“FFO”) as shown in the calculation above. Funds from continuing operations is a non-GAAP financial measure which represents "funds from operations" as defined by NAREIT, excluding net income (loss) from discontinued operations. NAREIT defines funds from operations as net income, computed in accordance with generally accepted accounting principles or GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. We have also reported our adjusted FFO (“AFFO”) as adjusted for the non-cash charge incurred in connection with the issuance of shares to Winthrop Realty Trust in exchange for the contribution of certain exclusivity rights with respect to net-lease business opportunities offered to or generated by senior management. We consider AFFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from continuing operations provides a more meaningful and accurate indication of Newkirk’s performance. AFFO can also facilitate a comparison of current operating performance among REITs. AFFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

Further details regarding the Company’s results of operations, properties and tenants are available in the Company’s Form 10-K for the year ended December 31, 2005 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.newkirkreit.com or at the Securities and Exchange Commission website www.sec.gov.

Certain statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Further information about these matters and the risks generally with respect to the Company can be found in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.